Exhibit 4.8

CC

U.S. CITIZENS COMMON STOCK

HORIZON LINES, INC.

SEE REVERSE FOR CERTAIN TRANSFER LIMITATIONS, OWNERSHIP RESTRICTIONS, AND APPLICATION TO TRANSFER SHARES

CUSIP 44044K 10 1

THIS CERTIFIES THAT:

IS THE OWNER OF:

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

HORIZON LINES, INC.

hereinafter called the “Corporation”, transferable on the books of the Corporation by the holder hereof in person, or by his authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

SECRETARY

NON-U.S. CITIZENS COMMON STOCK

HORIZON LINES, INC.

SEE REVERSE FOR CERTAIN TRANSFER LIMITATIONS, OWNERSHIP RESTRICTIONS, AND APPLICATION TO TRANSFER SHARES

CUSIP 44044K 10 1

THIS CERTIFIES THAT:

IS THE OWNER OF:

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE, OF

HORIZON LINES, INC.

hereinafter called the “Corporation”, transferable on the books of the Corporation by the holder hereof in person, or by his authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

SECRETARY

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE, UPON SUCH HOLDER’S WRITTEN REQUEST, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH SERIES OF PREFERRED STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OWNERSHIP RESTRICTIONS, TRANSFER RESTRICTIONS AND OTHER TRANSFER PROVISIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, AS IN EFFECT FROM TIME TO TIME. A copy of the Certificate of Incorporation will be furnished without charge by the Company to the holder hereof upon written request. For the definitions of “beneficially owned,” “U.S. Citizen,” and “Non-U.S. Citizen,” see the Certificate of Incorporation. Under the Certificate of Incorporation, no more than 19.9% of the outstanding shares of each class or series of the Company’s stock may be Beneficially Owned by Non-U.S. Citizens, and the Company may not recognize any purported transfer of shares of such class or series to Non-U.S. Citizens if such percentage would be exceeded, except to the extent necessary to effect the remedies available under the Certificate of Incorporation, which include voiding such transfer, treating such shares as having been transferred into a trust for the benefit of U.S. Citizens, or redeeming such shares. The trust and redemption remedies apply equally to stockholders that become Non-U.S. Citizens. Subject to the foregoing transfer restrictions, the shares represented by this Certificate will be transferred on the books of the Company only if the Application to Transfer Shares set forth below has been duly executed by the transferee.

APPLICATION TO TRANSFER SHARES

The undersigned (the “Applicant”) hereby applies to transfer to the name of the Applicant of the number of shares of the Company’s common stock indicated below and hereby certifies to the Company that (please complete (a) or (b) and (c) and/or (d) as applicable):

(a) The Applicant is a U.S. CITIZEN. (b) The Applicant is a NON-U.S. CITIZEN. (c) The Applicant will hold shares for one or more beneficial owners who are U.S. CITIZENS.

(d) The Applicant will hold shares for one or more beneficial owners who are NON-U.S. CITIZENS.

I certify that, to the best of my knowledge and belief, this Application is correct and, if applicable, I have authority to sign this Application to on behalf of the entity that is the Applicant.

Printed Name (add entity name if applicable) Title (if applicable) Signature & Date

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common TEN ENT -- as tenants by the entireties JT TEN -- as joint tenants with right of survivorship and not as tenants in common COM PROP -- as community property

UNIF GIFT MIN ACT -- Custodian

(Cust) (Minor) under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT -- Custodian (until age )

(Cust) under Uniform Transfers

(Minor) to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.